                                                                   EXHIBIT T3A-1


              NEW BRUNSWICK                         NOUVEAU BRUNSWICK
        BUSINESS CORPORATIONS ACT               LOI SUR LES CORPORATIONS
                                                      COMMERCIALES

                 FORM 1                                 FORMULE 1

        ARTICLES OF INCORPORATION                 STATUTS CONSTITUTIFS
               (SECTION 4)                             (ARTICLE 4)

--------------------------------------------------------------------------------
1-Name of Corporation                        Raison sociale de la corporation

      Chemicals Canada Inc./Produits Chimiques PCI Canada Inc.
--------------------------------------------------------------------------------

2-The classes and any maximum number         Les categories et le nombre maximal
  of shares that the corporation is          d'actions que la corporation peut
  authorized to issue and any maximum        emettre ainsi que le montant
  aggregate amount for which shares          maximal global pour lequel les
  may be issued including shares             actions peuvent etre emises y
  without par value and/or with par          compris les actions sans valeur au
  value and the amount of the par            pair ou avec valeur au pair ou les
  value.                                     deux et le montant de la valeur au
                                             pair.

  One class of shares without nominal or par value, unlimited as to number.


--------------------------------------------------------------------------------
3-Restrictions if any on share transfers     Restrictions, s'il y en a, au
                                             transfert d'actions

The shares of the Corporation shall not be transferred without the consent of either (i) the directors evidenced by a resolution passed or signed by them and recorded in the books of the Corporation or (ii) the holders of a majority in number of the outstanding voting shares of the Corporation.


--------------------------------------------------------------------------------
4-Number (or minimum and maximum number)     Nombre (ou nombre minimum et
  of directors                               maximum) d'administrateurs

  Minimum of one and a maximum of ten as determined from time to time by resolution of the board of directors.
--------------------------------------------------------------------------------
5-Restrictions if any on business the        Restrictions, s'il y en a, a
  corporation may carry on                   l'activite que peut exercer la
                                             corporation

  None

--------------------------------------------------------------------------------
6-Other provisions if any                    D'autres dispositions, le cas
                                             echeant


The annexed Schedule "I" is incorporated in this form.
--------------------------------------------------------------------------------
7-Incorporators                              Fondateurs
--------------------------------------------------------------------------------
Date         Names-Noms       Address (include postal code)      Signature
                          Addresses (y compris le code postal)
-----------  -----------  -------------------------------------  ---------------

Sept.        Darrell J.   P. O. Box 7289, Stn. "A", 44 Chipman
16th, 1997   Stephenson   Hill, Saint John, N.B., E2L 4S6        /s/

--------------------------------------------------------------------------------
FOR DEPARTMENT USE ONLY                      RESERVE A L'USAGE DU MINISTERE
--------------------------------------------------------------------------------
Corporation No.-Corporation No. 505548       Filed-Depose     Filed/Depose
                                                              Sep 17 1997
--------------------------------------------------------------------------------

          PCI CHEMICALS CANADA INC./PRODUITS CHIMIQUES PCI CANADA INC.
                               (the "Corporation")

                      Schedule "I" to the Foregoing Form 1
         Under the Business Corporations Act (New Brunswick) (the "Act")



         Other provisions applicable to the Corporation and incorporated into the Articles of Incorporation are as set forth below.

1. The number of shareholders of the Corporation is limited to fifty (50), not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

2. Any distribution of securities of the Corporation to the public or any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The directors of the Corporation may, without authorization of the shareholders:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, re-issue, sell or pledge any bonds, debentures, debenture stock or other debt obligations of the Corporation;

         (c) subject to the Act, give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real, or other property of the Corporation including book debts, rights, powers, franchises, goodwill and undertaking, owned or subsequently acquired, present or future, to secure any debt or obligation, including contingent obligations, of the Corporation, in such amounts and on such terms and conditions as they deem expedient.

         The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officer or officers or director or directors of the Corporation, to such extent and in such a manner as may be set out in the resolution or by-law, as the case may be.

4. Notwithstanding subsection 87(l) of the Act (as from time to time in force) notice of the time and place of a meeting of shareholders of the Corporation shall be deemed to be properly given if sent not less than five (5) days before the meeting:

         (a) to each shareholder entitled to vote at the meeting;

         (b) to each director; and

         (c) to the auditor, if any.

5. Notwithstanding subsections 84(l) and (2) of the Act (as from time to time in force), meetings of shareholders of the Corporation may be held at any place outside of the Province of New Brunswick including, without limitation, the Cities of Montreal and Toronto, Canada and in any location in the United States of America.

6. Meetings of the board of directors of the Corporation may be held at any place within or outside the Province of New Brunswick.

7. Notwithstanding any provision in the Act (as from time to time in force), the Corporation or any corporation with which it is affiliated may, directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise:

         (a) to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation; or

         (b) to any associate of a shareholder, director, officer or employee of the Corporation or of an affiliated corporation;

         even if there are reasonable grounds for believing that

         (c) the Corporation is, or after giving the financial assistance would be, unable to pay its liabilities as they become due; or

         (d) the realizable value of the Corporation's assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation's liabilities and stated capital of all classes.

8.       (a)      Notwithstanding ss.2 of s.27 of the BUSINESS CORPORATIONS ACT
                  as from time to time in force, the holders of equity shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its equity shares of any class or any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, shall not as such, even if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the unlimited dividend rights of such holders, have the right to purchase such shares or other securities.

         (b) Notwithstanding ss.3 of s.27 of the BUSINESS CORPORATIONS ACT as from time to time in force, the holders of voting shares of any class, in the case of the proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its voting shares of any class or any shares or other securities convertible into or carrying rights or options to purchase its voting shares of any class, shall not as such, even if the issuance of the voting shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting rights of such holders, have the right to purchase such shares or other securities.